UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): January 24, 2005


                              HARBIN ELECTRIC, INC.
                    (formerly Torch Executive Services Ltd.)
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                       000-51006                   98-040339
  ---------------------------    ---------------------        ----------------
 (State or other jurisdiction    (Commission File No.)        (IRS Employer ID)
     of incorporation)

                  No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
              Harbin Kai Fa Qu, Harbin, Postal Code: 150001, China
              ----------------------------------------------------
              (Address of principal executive offices and Zip Code)

                                   86-82629583
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets;
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Acquisition

         On January 11, 2005, Torch Executive Services Ltd., ("Torch"); Torch Subsidiary, Inc., a wholly owned Delaware subsidiary corporation of Torch (the "Acquirer"); Tech Full International, Inc., a Delaware corporation, ("Tech Full"); and the shareholders of Tech Full (the "Tech Full Shareholders") entered into an Agreement and Plan of Merger (the "Agreement") wherein Torch agreed to issue to the Tech Full Shareholders 8,000,000 restricted shares of common stock of Torch in exchange for all of the issued and outstanding shares of Tech Full owned by the Tech Full Shareholders. At the closing which occurred on January 24, 2005 ("Closing"), Tech Full was merged with and into Acquirer and the separate existence of Tech Full ceased.

         In addition upon the Closing, Frank Torchia, the former president of Torch returned 5,000,000 shares of common stock which constituted all of Frank Torchia's shares of Torch common stock to the treasury, in consideration of a payment of $5,000 by Torch and the shares were cancelled.

         As of the Closing, there are 10,000,300 shares of common stock of Torch outstanding.

         At Closing Frank Torchia was replaced as president, principal executive officer, treasurer, principal accounting officer, principal financial officer, and secretary and Tianfu Yang was appointed president and chief executive officer and Zedong Xu was appointed treasurer and chief financial officer. Further, at the Closing Frank Torchia resigned as Torch's sole director and Tianfu Yang, Tianli Yang, Suofei Xu, Zedong Xu, and Yunyue Ye were appointed to the board of directors to replace Frank Torchia.

         On January 26, 2005, Torch changed its name to Harbin Electric, Inc.

About Tech Full

         Tech Full, through its wholly-owned subsidiary, is headquartered in Harbin, China. Tech Full manufactures, researches, sells and services linear motors (LMs) for the domestic and overseas markets. LMs in concept perform similar functions to rotary motors, but differ because LMs are flat in structure and can be configured into a number of forms. LMs also use the principles of magnetic properties to induce linear forces that range in power suitable for many types of applications. Tech Full has domestic patents for commercial applications of LMs. Tech Full's LMs represent a significant improvement over traditional electric motors based on design, energy output, energy efficiency and precision movement. Tech Full's products have applications in numerous industries, including the oil, postal, transportation, logistical and packaging industries.

Industry Overview

The LMs industry is new in China. Historically, traditional electric rotary motors have been used in various industries throughout China, but performance and efficiency issues associated with traditional electric motors have spurred an interest in the industry to consider alternative technologies such as LMs. Compared with traditional rotary motors, the company believes that:

         LMs are simpler to control and easy to use;
         LMs systems contain fewer moving parts, hence, the LMs systems are more reliable and long-term operating costs are reduced. LMs integrated systems allows for faster response and more effective braking forces. LMs systems are more energy efficient because there are no gears or chains to cause backlash; and there are no lubrications and lower maintenance requirements.

         The Chinese government has also shown an interest in the development of China's LMs industry in that it provides research grants to domestic companies which are chosen to participate in state-sponsored feasibility studies on projects such as the development of high-speed rail links using LMs technology.

         Tech Full believes it is the only domestic company in China with registered patents for the commercialization of LMs for China's markets. Tech Full has identified its main competitors as international companies such as Rockwell Automation, Aerotech, Kollmorgen, Parker Hannifan and Oriental Motors. Tech Full believes that it has a competitive advantage over its foreign competition due to its low cost manufacturing base and its ability to provide timely after-sales services.

Joint Venture with Baldor Electric Co.

         In accordance with an agreement dated December 16, 2004, a subsidiary of Tech Full was the transferee of all of Harbin Tech Full Industry Co Ltd.'s interests in a joint venture with Baldor Electric Co., a U.S. company which trades on the New York Stock Exchange. In accordance with the agreement, the Tech Full has a 65% equity ownership in the joint venture and Baldor has the remaining 35%. Tech Full will also receive 55% of the profits from the joint venture with the remainder of the profits going to Baldor. The joint venture with Baldor will utilize Baldor's technology to manufacture electric machineries and related equipment for the China market.


Product and Services

         Tech Full currently produces three main products:
 o Flat three-Phase asynchronous LMs: use the principles of electromagnetic fields to generate linear forces for certain industrial applications which require simplicity, high speed, speed control, energy efficiency, low noise, easy assembly, low maintenance, and durability.
 o Planar adaptable logistic LMs system: type of equipment driven by LMs, which are used in high-speed postal sorting machines and production lines.
 o LMs driven Conveyor: transport systems that are driven by LMs which can be used in both vertical and horizontal applications such as escalators, baggage handling systems and general purpose transportation through a conveyor system.

These products are custom designed to fit user specifications, and based on customer requests, Tech Full can supply the LMs as components to third party system integrators or perform the system integration in-house. Currently, the Tech Full's main revenue source is derived from manufacturing and engineering consulting services, including research services and providing the technical solutions to clients, which involves linking and testing of system components to merge their functional and technical characteristics into a comprehensive, interoperable system driven by LMs technology. For certain tasks or equipment, Tech Full will contract outside parties to deliver the services or products.

         Tech Full provides after-sale services to its customers and guarantees to be on-site at a client location within 24 hours to fix any problems within the first year of customer's operation. Tech Full also offers a one year warranty on its products and will absorb the costs of servicing should its products fail within the one year warranty period. After the one year warranty period has expired, the company offers its after-sale services at a cost to the client.

Manufacturing Process

         Tech Full's state-of-the-art manufacturing equipment and production facilities enable it to meet the demands of high quality engineering to ensure product reliability and durability. Tech Full's manufacturing facility occupies approximately 60,865 square feet of land. The facility is designed to accommodate potential capacity expansion plans.

         Generally, there are two levels of design and development before the main production process. In the first process level, the technical design of the motor is drawn based on customer defined parameters such as the speed, force, heat output and size of the motor. In the second process level, the working prototype is produced, and testing and validation of the prototype are conducted. The main production process can be carried out only after the working prototype passes the testing and validation protocols. The actual manufacturing process consists of winding the coils, laminating the primary and secondary elements, and hermetic casing for protection and durability among other procedures. The last stage is testing and validation.

Marketing

         Tech Full is an active participant of industry trade shows and exhibitions, and it uses these events to build business relationships and win contracts by marketing its products and services. Tech Full also participates in professional seminars and technical conferences, where it presents its latest research achievements to promote its products and build brand awareness.

         Tech Full conducts market research to gather market information and forecast market trends. This allows the company to effectively identify potential large contracts from domestic projects at an early stage and prepare for the bidding on these contracts. Tech Full also cooperates with major system integrators to jointly develop and market new products. Currently, Tech Full is working with an oil company on the development of LMs driven oil pumps.

         Tech Full's marketing budget for the next 12 months is approximately US$ 181,000. The marketing efforts will focus on building relationships and winning contracts from large system integrators. Tech Full expects cash flow generated from operations to fund marketing expenses.

Sources and Availability of Raw Materials (Vendors)

         Tech Full's main raw materials consist of semi-finished products including iron-core, fans and radiators, and certain component materials including enamel wire and metal plating. Semi-finished products represent the majority of the total raw material costs, and the Company has a steady and accessible supply for all of its raw material needs from various sources and can bargain effectively since its purchase orders are typically of large quantities.

Customers

         Tech Full has two main customers which are classified as systems integrators:

         GuiYang Putian Wanxiang Logistic Technology Co., Ltd., and Zhejiang Tianhuang Technology Inc.

These two customers currently accounts for approximately 83% of Tech Full's revenues. Approximately nine customers account for the balance of Tech Full's revenues. Contracts with these customers provide for product deliveries scheduled for 2004 and 2005, and any unresolved disputes between the parties in the contract will be settled through arbitration and legal procedures in accordance with Chinese law.

Intellectual Property

     Tech Full holds three patents on its core LMs technology. These patents are issued by the State Intellectual Property Office of P.R.C. as follows:

Flat Three-Phase Asynchronous Linear Motor (patent # ZL 02 2 10740.1) Planar Adaptable Logistic System Driven by LMs (patent # ZL 02 2 11613.3) LMs driven Conveyor (patent # ZL 02 2 10379.1)

The company has signed confidentiality agreements with its key employees.

Research and Development


         Tech Full may also acquire new technologies from other sources if market demand justifies the economics of the technology purchase. Tech Full projects expenditures of $120,000 for research and development in 2005. The funding source for all research and development expenses is expected to come from operating cash flows.

Government Regulations

         Tech Full has the necessary business licenses and operates under business license No. 2301092013589 issued by Harbin Administration of Industry and Commerce.

Employees

         As of August 24, 2004, Tech Full employed 110 people in the following capacities: 15 in management, 4 in administrative, 47 in production, 4 in sales, 34 in research and development and 6 in financial.

         Tech Full believes that it has good working relationships with its employees. Staff retention is stable. Employee contracts adhere to both State and Provincial employment and social security regulations. All compensation, including social insurance, is paid in a timely manner. The company is not a party to any collective bargaining agreements.

Description of Property

         Tech Full's property is situated on approximately 215,278 square feet of land in the Harbin Development Zone, located in Haping District within Harbin, Heilongjiang Province. The two-story factory and three-story office building have a combined total available space of 178,564 square feet, and the aggregate assessed value of the factory and office is about $4.15 million. Currently, Tech Full has no plans to acquire or lease space from any other companies or parties.

Management

The following sets forth the names and positions of the Company's executive officers and directors with the biographical information relating to each such person as of the date hereof:

Person                Age               Positions

Mr. Tianfu Yang,       43          CEO and Chairman of Board
Mr. Tianli Yang        41          Vice President and Director of Board
Mr. Suofei Xu          40          Vice President and Director of Board
Mr. Zedong Xu          35          Chief Financial Officer and Director of Board
Mr. Yunyue Ye          53          Technical Consultant and Director of Board

         Tech Full has 4 employee directors and 1 non-employee directors on the board.

Tianfu Yang

     Since August 2004, Tianfu Yang has been Chairman of the Board and CEO of Tech Full International, Inc., a Delaware corporation. From May 2000 until the present he has been Chairman of the Board and CEO of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. Harbin Tech Full Electric is organized under the laws of the People's Republic of China. Tech Full and Harbin Tech Full Electric are engaged in the business of developing and distributing linear motors. From 1986-1988, he was President of Helongjiang Cultural Development Company and Guangzhou Subsidiary Company. From 1988-1991, Mr. Yang was President of Hong Kong ZhiYu Property Management Development Company. From 1991-1994 Mr. Yang was President of Hong Kong Lianfa Real Estate Company (Shanghai), and from 1994-2000, he was President of Harbin Tianheng Wood industry Manufacture Co., Ltd.

         Mr. Yang graduated from Zhejiang University with a Masters degree in Electric Motor Automation and Control. From 1978 to 1979, he was a professional member in the Heilongjiang Province Aeromodelling Team, twice becoming free-style aeromodelling champion in national competition. Mr. Yang is currently the commissioner of the China Electro-Technical Society (CES) in the Linear Motor and Electromagnetism Eradiation Specialist Committees. Mr. Yang is also the People's Representative of the City of Harbin.

Tianli Yang

     Since August, 2004, Tianli Yang has been Vice President and a director of Tech Full International, Inc., a Delaware corporation. From May 2000 until the present, he has been Vice President and a director of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. Tianfu Yang and Tianli Yang are brothers. From 1985-2000 he was employed in the China State Construction Engineering Corporation (CSCEC), in various positions, including post of Chief Administration Officer. Mr. Yang graduated from Helongjiang University in 1985 with a BA in Chinese Language & Literature.

Suofei Xu

     Since August 2004, Mr. Xu has been Vice President and a director of Tech Full International, Inc., a Delaware corporation. From June 2003 until the present, he has been Vice President and a director of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. From 1991-1997, Mr Xu worked as the Section Chief for system allocation reform of the Harbin Economic System Reform Committee. From 1997-2001, he worked at Guangfa Securities Co., Ltd as a project manager, and from 2001-2003, he was an investment manager for Shenzhen Chuangxin Investment Group. Mr. Xu graduated in 1988 from FuDan University with a BA in Law.

Zedong Xu

     Since August 2004, Mr. Xu has been Chief Financial Officer and a director of Tech Full International, Inc., a Delaware corporation. From May 2000 until the present, he has been Chief Financial Officer and a director of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. From September 1998 to 2000, he was employed as the Chief Financial Officer for Harbin WanDa Electrical home appliances. From 1996 to 1998, Mr Xu worked as a financial manager for Harbin High Technology Torch Daya Real Estate Co,.Ltd. Mr. Xu Zedong is a qualified CPA under China's accountancy program. He graduated in 1992 from Harbin Electrical Engineering College with a BA in Project Management.

Yunyue Ye

     Since August 2004, Mr. Xu has been a technical consultant and a director of Tech Full International, Inc., a Delaware corporation. From October 2004 until the present, he has been a technical consultant and a director of Harbin Tech Full Electric Co., Ltd., a wholly owned subsidiary corporation of Tech Full. Having graduated from ZheJiang University in 1978, he is currently a professor in Electrical Engineering at the same institution for more than the past five years. Mr. Ye is secretary of Linear Motor Association, Director of the Space Electric and Electric Motor Institute of ZheJiang University and Director of the Linear Electric Motors Technology Center of China.

Executive Compensation

                              Summary Compensation Table

                                                                                            Long Term Compensation
                                            Annual Compensation                      Awards                           Payouts
       (a)              (b)         (c)      (d)           (e)             (f)               (g)            (h)             (i)
                                                                                          Securities
                                                       Other Annual     Restricted        Underlying         LTIP         All Other
Name and Principal                 Salary    Bonus     Compensation        Stock         Options/SARs      Payouts      Compensation
Position [1]           Year [2]      ($)      ($)           ($)        Award(s) ($)           (#)            ($)             ($)
Frank Torchia           2004          0        0             0               0                 0              0               0
President               2003          0        0             0               0                 0              0               0
Director                2002          0        0             0               0                 0              0               0

1. All compensation received by the officers and directors has been disclosed.

2. Torch was incorporated on July 9, 2003.


Option/SAR Grants

         No individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors in fiscal 2004.

Long-Term Incentive Plan Awards

         Torch does not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Indemnification

         Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

         Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we understand that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Principal Stockholders

         The following sets forth all shares of common stock owned by all directors, each executive officer, and directors and executive officers as a group, immediately after the merger.

                                                                                           Amount and
                           Name of                                                         Nature of      Percent of
Title of Class             Beneficial Owner         Position with Company                  Ownership      Class
Common Stock               Tianfu Yang              President, Chief Executive              6,500,000     65.00%
                                                    Officer and Director                       Direct
Common Stock               Tianli Yang              Vice President and                        400,000     4.00%
                                                    Director                                   Direct
Common Stock               Suofei Xu                Vice President and                        400,000     4.00%
                                                    Director                                   Direct
Common Stock               Zedong Xu                Chief Financial Officer and               300,000     3.00%
                                                    Director                                   Direct
Common Stock               Yunyue Ye                Technical Consultant and                   30,000     0.30%
                                                    Director                                   Direct
Directors as a
group (5 persons)                                                                           7,630,000    76.30%


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in
          Fiscal Year

         In connection with the acquisition of Tech Full, we changed our fiscal year end to December 31.

         On January 26, 2005, we merged with a wholly-owned subsidiary and changed our name to Harbin Electric, Inc.

Item 4.01 Changes in Registrant's Certifying Accountant.

         As a result of the acquisition of Tech Full, on January 24, 2005, we terminated the services of Hoogendoorn Vellmer, Chartered Accountants ("HV"), our independent public accountant, effective as of that date. The Company's Board of Directors approved such decision.

         HV's opinion in their report on our financial statements for the period from inception (July 9, 2003) through July 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle, except that the opinion did assume that we would continue as a going concern. During the period from inception (July 9, 2003) through July 31, 2004 and the subsequent interim period preceding January 24, 2005 (date of termination), there were no disagreements with HV on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HV, would have caused disagreements in connection with his report on our financial statements for any such periods.

         On January 24, 2005, we engaged Kabani & Company, Inc. ("Kabani"), as our independent public accountants. We did not previously consult with Kabani regarding any matter, including but not limited to:

          o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

          o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
      To be filed by amendment.

(b)  Pro forma financial information.

      Not applicable.

(c)  Exhibits


Exhibit Number
                                   Description
--------------      ------------------------------------------------------------
10.1                Agreement and Plan of Merger by and among, Torch Executive
                    Services Ltd., Torch Subsidiary, Inc., Tech Full
                    International, Inc. and the shareholders of Tech Full
                    International, Inc, dated as of January 11, 2005 (previously filed as an exhibit to the Company's 8-K dated as of January
                    13, 2005

10.2 Joint Venture Contract between Harbin Tech Full Industry Co., Ltd. and Baldor Electric Company, dated as of May 20, 2004

10.3 Share Transfer Agreement dated as of January 12, 2005, by and between Harbin Tech.Full Industry Co., Ltd., as transferor, and Harbin Tech.Full Electric Co., Ltd.

16.1 Letter from Hoogendoorn Vellmer - Chartered Accountants, dated January 27, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HARBIN ELECTRIC, INC.



Date:  January 26, 2005                   /s/TIANFU YANG
                                          --------------
                                          Tianfu Yang,
                                          Chief Executive Officer




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